POWER OF ATTORNEY
Allianz Life Insurance Company of North America

        I hereby constitute and appoint Stewart D. Gregg and Erik T. Nelson as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, in any and all capacities, to sign any and all documents to be filed under the registrations reflected in the list below that have been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of North America pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Allianz Life Insurance Company of North America - Registered Life and Annuity Products

Allianz Life Variable Account A	33 Act No.	Allianz Life Variable Account B	33 Act No.
ValueLife	33-11158	High Five	333-90260
Valuemark Life	33-15464	Charter II	333-101812
Life Fund VUL	333-60206	High Five Bonus	333-111049
		High Five L	333-120181
Allianz Life Variable Account B		Custom Income	333-126217
Valuemark II	33-23035	Elite	333-134267
Valuemark III	33-72046	Vision	333-139701
VIP	33-76190	Connections - RJ	333-145866
Valuemark IV	333-06709	Retirement Pro	333-166408
Charter	333-63719	Connections – WF	333-169265
Alterity	333-82329	Vision (POS)	333-171427
Rewards	333-95729
Dimensions	333-47886	Allianz Life of North America
		Income Vest contingent annuity	333-169865

By: /s/ Walter R. White

Name: Walter R. White

Title:  Director, President and Chief Executive Officer

Date: 1/30/2012